UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Introductory Note

On February 13, 2026 (the “Closing Date”), ARKO Petroleum Corp., a Delaware corporation (“APC”) and an indirect subsidiary of ARKO Corp., a Delaware corporation (the “Company”), completed its initial public offering (the “IPO”) of 11,111,111 shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”). Upon the closing of the IPO (the “Closing”), the Company indirectly owned 35,000,000 shares of APC’s Class B common stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “APC Common Stock”), representing approximately 75.9% of the economic interests in APC and 94.0% of the combined voting power of the APC Common Stock. The material terms of the IPO are described in the prospectus, dated February 11, 2026, filed by APC with the U.S. Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on February 13, 2026 (the “Prospectus”), which forms a part of APC’s Registration Statement on Form S-1 (File No. 333-292265) (the “Registration Statement”).

Intercompany Agreements

Management Services Agreement

On February 13, 2026, the Company entered into a management services agreement with APC (the “Management Services Agreement”), pursuant to which the Company will provide certain administrative services to APC, including support in the areas of operations, human resources, payroll and benefits administration, financing and accounting, financial and public company reporting, information technology, legal, real estate management, executive services and general administrative services. Under the Management Services Agreement, APC will pay fees to the Company based on allocations or a flat fee, subject to periodic adjustments. APC will also reimburse the Company for reasonable out-of-pocket expenses incurred in providing the services, including costs of licenses, insurance, taxes, audit fees, compliance costs and expenses associated with APC’s status as a public company. The Management Services Agreement will remain in effect until terminated: (i) by mutual written consent of the parties, (ii) upon a change of control of APC, (iii) on the second anniversary of the date on which the Company distributes shares of APC Common Stock in a transaction intended to qualify as a tax-deferred distribution pursuant to Section 355 of the Internal Revenue Code, or (iv) upon failure by APC to pay undisputed fees or reimbursable expenses, or a material breach, subject to applicable cure periods, or in the event of bankruptcy or insolvency. Any services provided by the Company to APC may also be terminated if APC no longer requires such services.

The foregoing description of the Management Services Agreement is only a summary and is qualified in its entirety by the full text of the form of Management Services Agreement filed as Exhibit 10.6 to the Registration Statement, which is incorporated by reference in this Item 1.01.

Tax Matters Agreement

On February 13, 2026, the Company entered into a tax matters agreement with APC (the “Tax Matters Agreement”), which governs the Company’s and APC’s respective rights, responsibilities, and obligations with respect to certain tax matters (including tax liabilities, tax attributes, tax returns, and tax audits). Prior to the IPO, APC’s income, assets and operations and those of its subsidiaries were included in the income tax returns filed by the Company’s consolidated group for U.S. federal income tax purposes (the “ARKO Consolidated Group”). Under the Tax Matters Agreement, for so long as the Company owns at least 80% of both the total voting power and the total value of the APC Common Stock, APC will continue to be included in the ARKO Consolidated Group as well as in certain other consolidated, combined or unitary groups that include the Company and/or certain of its subsidiaries. Pursuant the Tax Matters Agreement, APC is generally responsible for the tax liabilities apportioned to and directly incurred by it.

The foregoing description of the Tax Matters Agreement is only a summary and is qualified in its entirety by the full text of the form of Tax Matters Agreement filed as Exhibit 10.10 to the Registration Statement, which is incorporated by reference in this Item 1.01.

Fuel Distribution Agreement

On February 13, 2026, GPM Investments, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“GPM”) entered into a third amended, restated and consolidated fuel distribution agreement (the “Fuel Distribution Agreement”) with GPM Petroleum, LLC, a Delaware limited liability company and wholly owned subsidiary of APC (“GPMP”), and GPM Empire, LLC, a Delaware limited liability company and wholly owned subsidiary of APC (“GPME”), which regulates the terms and conditions regarding the purchase, sale and exclusive distribution of branded and unbranded gasoline (all grades), diesel fuel, ethanol, biodiesel and kerosene (the “Products”) for the convenience stores and gasoline facilities operated by the Company and its applicable subsidiaries (the “Stations”). Pursuant to the Fuel Distribution Agreement, the Company will exclusively source from APC all of its fuel requirements for the Stations, subject to certain limited exceptions, such as pre-existing supply contracts, governmental allocation restrictions, or circumstances outside of the Company’s control. The Fuel Distribution Agreement establishes pricing based on the applicable rack price plus a fixed adder, together with applicable taxes, fees and surcharges. Under the Fuel Distribution Agreement, APC agreed to be the exclusive supplier of Products for the Stations for a period of ten years, subject to earlier termination under certain circumstances, including termination if the Company sells all or substantially all of its business and the party that acquires the Company’s business does not assume the Fuel Distribution Agreement, subject to the Company paying liquidated damages.

Additionally, the Fuel Distribution Agreement governs the circumstances under which Stations may be removed from APC’s exclusive supplier arrangement, such as station closures, lease expirations or sales to non-affiliates, subject to certain conditions as set forth in the Fuel Distribution Agreement, and the conditions under which APC or the Company may replace branded fuel products, at the cost of the initiating party. In addition, the Fuel Distribution Agreement requires the Company to market and sell branded fuel sold by APC in accordance with certain brand standards and governs the non-exclusive license granted by APC, with consent of the branded fuel suppliers, to the Company.

The foregoing description of the Fuel Distribution Agreement is only a summary and is qualified in its entirety by the full text of the form of Fuel Distribution Agreement filed as Exhibit 10.9 to the Registration Statement, which is incorporated by reference in this Item 1.01.

Amended & Restated Omnibus Agreement

On February 13, 2026, the Company entered into an amended and restated omnibus agreement with APC and certain of its subsidiaries and GPM (the “Omnibus Agreement”), which provides that, until the expiration or earlier termination of the Fuel Distribution Agreement, APC’s subsidiaries will be the exclusive distributors of motor fuel volumes required by the Company and its affiliates, subject to limited exceptions as described in the Fuel Distribution Agreement. The Omnibus Agreement also governs acquisition and other accretive opportunities and how they will be allocated among the parties. If opportunities arise for either APC or the Company to acquire convenience stores, wholesale motor fuel distribution contracts, dealer or consignment locations, fleet fueling locations, or related fuel distribution assets, the Company will be offered the opportunity to acquire the convenience store businesses, while APC will be offered the opportunity to acquire wholesale, fleet fueling and supply-related businesses, at a purchase price that the parties negotiate in good faith.

The Omnibus Agreement may be terminated by either party if the other commits a material default that is not cured within 30 days of written notice.

The foregoing description of the Omnibus Agreement is only a summary and is qualified in its entirety by the full text of the form of Omnibus Agreement filed as Exhibit 10.7 to the Registration Statement, which is incorporated by reference in this Item 1.01.

Employee and Intercompany Matters Agreement

On February 13, 2026, the Company entered into an employee and intercompany matters agreement with Arko Convenience Stores, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“ACS”), GPM, APC and the other parties signatory thereto (the “Employee and Intercompany Matters Agreement”), which governs the allocation of employee benefit and compensation plans, and certain shared obligations between APC and its affiliates following the IPO. The Employee and Intercompany Matters Agreement provides for the Company’s continued participation of APC’s employees in 401(k), non-qualified deferred compensation plan, health and welfare and other benefit plans until such time as APC may establish such plans, provided that any such plan APC establishes will assume the liabilities with respect to its eligible employees under the analogous Company plan and APC will provide such employees with the same benefits as provided by, or accrued under, such Company plan. Outstanding and future equity awards to APC’s employees under the Company’s equity incentive plans will continue to vest, if at all, pursuant to their terms, until such time as APC’s and the Company’s boards of directors and respective compensation committees agree that such awards shall be converted to awards under APC’s equity incentive plans. The Employee and Intercompany Matters Agreement also provides for the assumption of liabilities relating to APC’s employees and former employees, and the allocation of costs associated with payroll taxes, workers’ compensation and employee programs.

For so long as the Company or its affiliates own more than 50% of APC’s outstanding equity, the Employee and Intercompany Matters Agreement provides APC will continue to be covered by the Company’s insurance policies, except with respect to APC’s directors and officers insurance, and APC may seek recoveries thereunder, provided that APC does not prejudice or limit the Company’s recovery under such policies for its own claims. To the extent (i) any self-insured retention or deductible must be shared because a claim relates to both the Company and APC or (ii) the applicable policy maximum is reached in any policy year, APC and the Company shall negotiate in good faith to determine a fair and equitable allocation. The Employee and Intercompany Matters Agreement also governs the allocation of indemnity obligations with respect to officers and directors of both entities, confidentiality and legal privilege matters, cooperation in litigation, and covenants with respect to compliance with the terms of the indenture governing the Company’s 5.125% Senior Notes due 2029, including APC’s obligation not to utilize any of the “baskets” therein without the Company’s consent, the Company’s agreement to indemnify APC from any and all payment obligations arising thereunder and reimburse APC for any amounts which APC remit to the trustee thereunder.

In addition, the Employee and Intercompany Matters Agreement grants APC and its subsidiaries a non-transferable, non-exclusive, royalty-free license to use the “GPM” name and related marks. Ownership of the name and marks remains with GPM, and the Company’s use must comply with GPM’s quality standards. This license terminates upon the termination of the Employee and Intercompany Matters Agreement.

The Employee and Intercompany Matters Agreement may be terminated only by mutual consent of all parties, except that upon a change of control of APC or GPM, one party may terminate the agreement upon no fewer than 60 days’ prior written notice to the other party.

The foregoing description of the Employee and Intercompany Matters Agreement is only a summary and is qualified in its entirety by the full text of the form of Employee and Intercompany Matters Agreement filed as Exhibit 10.8 to the Registration Statement, which is incorporated by reference in this Item 1.01.

Registration Rights Agreement

On February 13, 2026, the Company entered into a registration rights agreement with APC (the “Registration Rights Agreement”), which provides the Company with the following demand, shelf and piggyback registration rights with respect to the registration under the Securities Act of 1933, as amended, of the shares of Class A Common Stock issuable upon conversion of the Class B Common Stock owned by the Company and its affiliates: (i) the Company and its affiliates (other than APC) will have the right to cause APC to effect an unlimited number of demand registrations, subject to certain customary restrictions, which demand registrations may take the form of a shelf registration; (ii) once APC is eligible to do so, the Company and its affiliates will have the right to cause APC to file and have declared effective a shelf registration statement on Form S-3 with respect to all of the shares of Class A Common Stock issuable upon conversion of the Class B Common Stock; and (iii) the Company and its affiliates will have the right to participate in certain registered offerings by APC of its securities.

The Registration Rights Agreement contains customary provisions relating to cooperation with the registration process, black-out periods and customary securities law indemnity provisions in favor of the Company. With certain customary exceptions, APC will be required to bear all registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by the full text of the form of Registration Rights Agreement filed as Exhibit 10.11 to the Registration Statement, which is incorporated by reference in this Item 1.01.

Contribution Agreement

On February 12, 2026, ACS entered into a contribution agreement with APC (the “Contribution Agreement”), pursuant to which ACS contributed its equity interests in GPM RE LP, GPM Petroleum LP, GPM Petroleum GP, LLC and GPME to APC.

The foregoing description of the Contribution Agreement is only a summary and is qualified in its entirety by the full text of the form of Contribution Agreement filed as Exhibit 10.13 to the Registration Statement, which is incorporated by reference in this Item 1.01.

Credit Agreements

PNC Facility

On the Closing Date, GPM, together with certain of GPM’s wholly owned subsidiaries (such entities, the “GPM PNC Facility Parties”) and certain of the Company’s other wholly owned subsidiaries (such entities, the “APC PNC Facility Parties”), entered into a ninth amendment (the “Ninth GPM PNC Facility Amendment”) to that certain third amended, restated and consolidated revolving credit and security agreement (as amended through February 13, 2026, the “GPM PNC Facility”), by and among GPM, the GPM PNC Facility Parties and the APC PNC Facility Parties as borrowers and guarantors, the lenders from time to time party thereto and PNC Bank, National Association (“PNC”), as lender and agent, providing for a secured revolving credit facility (the “GPM PNC Line of Credit”) for purposes of financing working capital and permitted acquisitions, which amendment, among other things, released and discharged the APC PNC Facility Parties from their obligations under the GPM PNC Facility, reduced the aggregate principal amount available under the GPM PNC Line of Credit (including revolving loans, swingline loans and letters of credit) from $140 million to $56 million, extended the maturity date from December 22, 2027 to the earliest of: (i) February 13, 2031, (ii) the date that is six months prior to the maturity date of the Company’s 5.125% Senior Notes due 2029 or any permitted refinancing thereof, subject to certain conditions, and (iii) the date that is six months prior to the maturity date under the second amendment to the second amended and restated credit agreement, dated January 13, 2026, by and among certain subsidiaries of APC, Capital One and other lender parties thereto, (the “Extended Maturity Date”) and revised certain negative covenants, including reducing certain fixed dollar baskets. The Ninth GPM PNC Facility Amendment became effective on the Closing Date. A description of the GPM PNC Facility in effect prior to the Ninth GPM PNC Facility Amendment (the “Existing PNC Facility”) can be found in the “Description of Certain Indebtedness” section of the Prospectus.

On the Closing Date, the APC PNC Facility Parties entered into an amended and restated revolving credit and security agreement (the “APC PNC Facility”) with PNC, as lender and agent, providing for a secured revolving credit facility (the “APC PNC Line of Credit”) in an aggregate principal amount of up to $84 million (including revolving loans, swingline loans and letters of credit) for purposes of financing working capital and permitted acquisitions. The APC PNC Facility amended and restated the obligations of the APC PNC Facility Parties under the GPM PNC Facility, contains substantially similar terms as the GPM PNC Facility and amended the Existing PNC Facility to effect the following primary changes:

•
Release the APC PNC Borrowers from the GPM PNC Facility;
•
Provide for APC PNC Line of Credit in an aggregate principal amount of up to $84.0 million;
•
Set the maturity date at the Extended Maturity Date;
•
Revise certain definitions and covenants to take into account the IPO and its related transactions;
•
Revise certain negative covenants, including reducing certain fixed dollar baskets; and
•
Effect certain other conforming changes.

Neither the Company nor APC incurred additional debt or received any proceeds in connection with entry into the APC PNC Facility.

The foregoing description of the Ninth GPM PNC Facility Amendment and the APC PNC Facility is only a summary and is qualified in its entirety by reference of the full text of each of the Ninth GPM PNC Facility Amendment and the APC PNC Facility, which are filed as Exhibits 10.1 and 10.3 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Fourth Amended and Restated M&T Credit Agreement

On February 11, 2026, certain subsidiaries of APC (the “APC M&T Borrowers”) party to the certain third amended and restated credit agreement, by and among GPM, certain of its subsidiaries and the APC M&T Borrowers as co-borrowers, and M&T Bank (“M&T”) (as amended on May 13, 2025, together with that certain third amended and restated master covenant agreement, dated as of May 13, 2025, the “Existing M&T Credit Agreement”) entered into a release agreement with M&T, pursuant to which the APC M&T Borrowers, and their assets that previously served as collateral under the Existing M&T Credit Agreement, were discharged and released from their obligations under the Existing M&T Agreement, and immediately thereafter GPM, certain of its subsidiaries as co-borrowers and M&T entered into that certain fourth amended and restated credit agreement (the “Fourth A&R M&T Credit Agreement”) to amend and restate the Existing M&T Credit Agreement primarily to remove the APC M&T Borrowers and consolidate the credit agreement with the related master covenant agreement, the effectiveness of each of which was conditioned, among other things, upon the Closing. The material terms of the Existing M&T Credit Agreement, as set forth in the Fourth A&R M&T Credit Agreement, remain unmodified and in full force and effect.

The foregoing description of the Fourth A&R M&T Credit Agreement is only a summary and is qualified in its entirety by reference to the full text of the Fourth A&R M&T Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.

ARKO Intercompany Notes

On the Closing Date, certain subsidiaries of APC entered into subordinated, unsecured promissory notes (the “ARKO Intercompany Notes”) with GPM in an aggregate principal amount equal to the portion of the debt under the Existing M&T Credit Agreement attributable to APC’s business, which is approximately $14.9 million. The material terms of the ARKO Intercompany Notes mirror those contained in the Existing M&T Credit Agreement; provided that the ARKO Intercompany Notes have a 15-year term instead of the five-year term. The ARKO Intercompany Notes are intended to reflect the economics of, and align APC’s payment obligations with, the portion of the indebtedness outstanding under the Existing M&T Credit Agreement that was attributable to APC’s business due to the fact that at the Closing, APC’s subsidiaries, including their respective assets that previously served as collateral under the Existing M&T Credit Agreement, were released therefrom.

The foregoing description of the ARKO Intercompany Notes is only a summary and is qualified in its entirety by the full text of the form of ARKO Intercompany Notes filed as Exhibit 10.12 to the Registration Statement and incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the headings “PNC Facility,” “Fourth Amended and Restated M&T Credit Agreement” and “ARKO Intercompany Notes” is incorporated by reference in this Item 2.03.

Item 8.01 Other Events.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Introductory Note” is incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1 +

Ninth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated February 13, 2026, by and among GPM Investments, LLC, and the other borrowers party thereto and PNC Bank, National Association.

10.2 +	Fourth Amended and Restated Credit Agreement, dated February 11, 2026, by and between GPM Investments, LLC and M&T Bank.
10.3 +	Amended and Restated Revolving Credit and Security Agreement, dated February 13, 2026, by and among GPM Empire, LLC, and the other borrowers party thereto and PNC Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	February 18, 2026	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board